EXHIBIT 3(a)


                   AMENDED AND RESTATED
                         CHARTER
                           OF
             CROWN CENTRAL PETROLEUM CORPORATION


                         ARTICLE I
                           NAME
                           ----

The name of the Corporation is:

          "Crown Central Petroleum Corporation"


                        ARTICLE II
                    PURPOSES AND POWERS
                    -------------------

     The Corporation is formed and shall have as its purpose to engage in any lawful business for which corporations may be organized under the laws of the State of Maryland. The Corporation shall have all of the general powers conferred by law upon Maryland corporations and all other powers not inconsistent with law which are appropriate to promote and attain its purpose.


                       ARTICLE III
                  PRINCIPAL OFFICE ADDRESS
                  ------------------------

     The address of the principal office of the Corporation in this State is One North Charles Street, Baltimore, Maryland 21201.


                       ARTICLE IV
                     RESIDENT AGENT
                     --------------

     The Resident Agent of the Corporation is Andrew Lapayowker, whose address is c/o Crown Central Petroleum Corporation, One North Charles Street, Baltimore, Maryland 21201. Said Resident Agent is an individual actually residing in the State of Maryland.


                       ARTICLE V
                    BOARD OF DIRECTORS
                    ------------------

     The number of Directors of the Corporation shall be eight (8), or such other number as may be increased or decreased pursuant to the Bylaws of the Corporation, but shall not be less than that number of directors required under Maryland law. The names of the persons who are to serve as Directors of the Corporation, until the next annual meeting of the stockholders of the Corporation and until their successors are duly elected and qualified, are:

                 Jack Africk

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               Michael F. Dacey
             Stanley A. Hoffberger
                Barry L. Miller
            Rev. Harold Ridley, S.J.
              Frank B. Rosenberg
            Henry A. Rosenberg, Jr.
              John E. Wheeler, Jr.


                      ARTICLE VI
         AUTHORIZED CAPITAL STOCK; VOTING RIGHTS
         ---------------------------------------


     The total number of shares of stock of all classes which the Corporation has authority to issue is ten (10) shares of common stock, par value of Five Dollars ($5.00) per share (the "Common Stock"). The aggregate par value of all shares of all classes is Fifty Dollars ($50.00).

     The following is a description of the voting powers, limitations as to dividends and qualifications of the Common Stock of the Corporation.

     (a) Each share of Common Stock shall have one vote, and the exclusive voting power for all purposes shall be vested in the holders of the Common Stock;

     (b) Dividends may be paid on the Common Stock of the Corporation at such time and in such amounts as the Board of Directors may deem advisable; and

     (c) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled to share ratably in the remaining net assets of the Corporation.


                         ARTICLE VII
              LIMITATION ON PREEMPTIVE RIGHTS
              -------------------------------

     No stockholder shall have any preferential or preemptive right to acquire additional shares of stock of any class, except to the extent that, and on such terms as, the Board of Directors may from time to time determine.

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                        ARTICLE VIII
                 CERTAIN RIGHTS AND POWERS
                 -------------------------

     The following provisions are hereby adopted for the purposes of describing the rights and powers of the Corporation and of the Directors and stockholders:

     (a) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of stock of any class, whether now or hereafter authorized and securities convertible into shares of its stock of any class whether now or hereafter authorized for such consideration as said Board of Directors may deem advisable, subject to such limitations and restrictions, if any, as may be set forth in the Bylaws of the Corporation.

     (b) The Board of Directors of the Corporation may classify or reclassify any unissued shares by fixing or altering in any one or more respects, from time to time before issuance of such shares, the preferences, rights, voting powers, restrictions and qualifications of, the dividends on, the times and prices of redemption of, and the conversion rights of, such shares.

     (c) The Corporation reserves the right to amend its Charter so that such amendment may alter the contract rights, as expressly set forth in the Charter, of any outstanding stock, and any objecting stockholder whose rights may or shall be thereby substantially adversely affected shall not be entitled to demand and receive payment of the fair value of his stock.

     (d) The Board of Directors shall have power from time to time and in its sole discretion to determine in accordance with sound accounting practice, what constitutes annual or other net profits, earnings, surplus, or net assets in excess of capital; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates

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          as it may, from time to time, determine; and to
          determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders.

     (e) No person who is or formerly was a Director or Officer of the Corporation shall have any liability to the Corporation or to any stockholder for money damages in connection with any action, or failure to act, subsequent to February 18, 1988, in his or her capacity as a Director or Officer; provided, however, that nothing contained herein shall restrict or limit the liability of any person:

          (1) to the extent that it is proved that such person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or

          (2) to the extent that a judgment or other final adjudication adverse to such person is entered in a proceeding based on a finding in the proceeding that such person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

           Neither the amendment nor repeal of this Article VIII, Section (e), nor the adoption of any provision of the Charter inconsistent with this Section (e), shall affect the liability of any Director or Officer, or former Director or Officer, with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

     (f) A contract or other transaction between the Corporation and any of its Directors or between the Corporation and any other corporation, firm or other entity in which any of its Directors is a director or has a material financial interest is not void or voidable solely because of any one or more of the following: the common directorship or interest; the presence of the Director at the meeting of the Board of Directors which authorizes, approves, or ratifies the contract or transaction; or the counting of the vote of the Director for the authorization, approval, or ratification of the contract or transaction. This Section (f) applies if:

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          (1)  the fact of the common directorship or interest
               is disclosed or known to: the Board of Directors and the Board authorizes, approves, or ratifies the contract or transaction by the affirmative vote of a majority of disinterested Directors, even if the disinterested Directors constitute less than a quorum; or

          (2) the stockholders entitled to vote on the transaction, and the contract or transaction is authorized, approved, or ratified by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested Director or corporation, firm, or other entity; or

          (3)  the contract or transaction is fair and
               reasonable to the Corporation.

          Common or interested Directors or the stock owned by them or by an interested corporation, firm, or other entity may be counted in determining the presence of a quorum at a meeting of the Board of Directors or at a meeting of the stockholders, as the case may be, at which the contract or transaction is authorized, approved, or ratified. If a contract or transaction is not authorized, approved, or ratified in one of the ways provided for in ARTICLE VIII, Section (f), clauses (1) or (2), the person asserting the validity of the contract or transaction bears the burden of proving that the contract or transaction was fair and reasonable to the Corporation at the time it was authorized, approved, or ratified. The procedures in this Section do not apply to the fixing by the Board of Directors of reasonable compensation for a Director, whether as a Director or in any other capacity.

     (g) The Corporation shall indemnify its Directors and Officers to the full extent permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of related expenses, upon a determination by the Board of Directors or independent legal counsel (who may be regular counsel for the Corporation) made in accordance with applicable statutory standards; and, upon authorization by the Board of Directors, may indemnify other employees or agents up to the same extent.

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     (h)  The enumeration and definition of a particular power
          of the Board of Directors included in the foregoing is for descriptive purposes only and shall in no way limit or restrict the terms of any other clause of this or any other Article or provision of this Charter, or in any manner exclude or limit any powers conferred upon the Board of Directors under the Maryland General Corporation Law now or hereafter in force.


                       CONSENT OF RESIDENT AGENT
                       -------------------------

     The undersigned hereby consents to be named by Crown Central
Petroleum Corporation as its resident agent in the State of Maryland.




                         /s/--Andrew Lapayowker
                         ----------------------
                         Andrew Lapayowker
















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